Exhibit 10.2

Form of Promissory Note

PROMISSORY NOTE

Dated as of June 25, 2018

made by

EMPIRE RESORTS, INC.,

as Maker,

for the benefit of

KIEN HUAT REALTY III LIMITED,

as Holder

Subject to Subordination and Standstill Agreement, dated as of June

25, 2018, made by Kien Huat Realty III Limited in favor of Bangkok

Bank, PCL, New York branch

PROMISSORY NOTE

EMPIRE RESORTS, INC.

$30,000,000	New York, New York
June 25, 2018

FOR VALUE RECEIVED, the undersigned EMPIRE RESORTS, INC., a Delaware corporation, having an address at c/o Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701 (the “Maker”), promises to pay to KIEN HUAT REALTY III LIMITED, a corporation organized in the Isle of Man, having its offices c/o 21st Floor Wisma Genting, Jalan Sultan Ismail, Kuala Lumpur, Malaysia, and its registered successors and assigns (the holder of this Note from time to time, or any portion hereof, is hereinafter referred to as the “Holder”) or to such other account pursuant to such other wiring instruction as the Holder may from time to time designate in writing, the maximum principal amount of up to THIRTY MILLION DOLLARS AND NO CENTS ($30,000,000), plus all accrued and unpaid interest which is added thereto pursuant to the terms hereof or so much thereof as may be outstanding from time to time (the “Principal Amount”), together with interest thereon and all other amounts payable to the Holder under the Loan Documents with respect to the Loan, such principal, interest and other amounts to be payable as provided in the Loan Agreement (as defined below) and the other Loan Documents. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This Promissory Note (this “Note”) is the Note referred to in that certain Loan Agreement, dated as of the date hereof, by and between the Maker, as borrower, and the Holder, as lender, (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidences the Loan made by the Holder. Reference to the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts payable with respect to this Note when due. The Principal Amount shall bear interest at the rates provided for in the Loan Agreement.

All Advances under the Loan Agreement and interest accrued pursuant to the Loan Agreement with respect to the Loan and all prepayments of principal, and the resulting changes to the Principal Amount, may be endorsed by the Holder upon Schedule A hereto attached which is a part of this Note; provided, however, that the failure of the Holder to make any such endorsement shall not in any manner affect the obligation of the Maker to repay the Principal Amount in accordance with the terms hereof. Such endorsements (absent manifest error) shall be prima facie evidence of the Principal Amount.

The principal sum evidenced by this Note, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Holder upon the occurrence and during the continuation of any Event of Default in accordance with the provisions of the Loan Agreement.

With respect to the amounts due and payable pursuant to this Note, the Maker waives demand, presentment and notice, except for notices required by any Governmental Authority and the Loan Documents.

The Maker shall have the right to voluntarily prepay this Note without penalty pursuant to and in accordance with the terms and provisions of the Loan Agreement.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Law) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Law (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal on this Note, and if in excess of the outstanding Principal Amount of this Note, shall be immediately returned to the Maker upon such determination. It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

Other than as expressly set forth in the Loan Documents, this Note may not be assigned in whole or in part by the Maker.

The Holder shall not by any act, delay, omission or otherwise be deemed to have amended, modified, supplemented, waived, extended, discharged or terminated any of its rights or remedies, except by an amendment, modification, supplement, waiver, extension, discharge or termination in writing and signed by the appropriate parties, as may be applicable pursuant to the Loan Agreement. All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof, to the extent the application of the laws of another jurisdiction would be required thereby.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HOLDER OR THE MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. THE MAKER, AND BY ACCEPTANCE OF THIS NOTE, THE HOLDER, HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

THE MAKER AND, BY ACCEPTANCE HEREOF, THE HOLDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE NOTES MAY BE DIRECTED TO MAKER AT MONTICELLO CASINO AND RACEWAY, ROUTE 17B, P.O. BOX 5013, MONTICELLO, NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed as of the day and year first above written.

MAKER:

By: EMPIRE RESORTS, INC. a Delaware corporation

By:
Name:
Title:

SCHEDULE A

Holder	Date Acquired		Advance	Interest Payment Date	Amount of Interest Accrued	Amount of Principal Paid to Holder	Total Unpaid Principal Balance owing to Holder (“Principal Amount”)
Kien Huat Realty III Limited	[	], 2018	$[ ]	N/A	$0	$0	$	[	]

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